                                                                    EXHIBIT 10.3

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "LEASE"), dated as of March 28, 2002 (the "EFFECTIVE DATE"), is by and among SUNRISE TELEVISION CORP., a Delaware corporation ("SUNRISE"), STC BROADCASTING, INC., a Delaware corporation ("STCB"), and SMITH TELEVISION OF NORTH DAKOTA LICENSE HOLDINGS, INC., a Delaware corporation ("LICENSEE").

                                   WITNESSETH:

         WHEREAS, Licensee owns and controls the Federal Communications Commission ("FCC") licenses for the television stations listed in Exhibit A attached hereto (the "STATIONS") which have been assigned to it this date by STC License Company, a wholly-owned subsidiary of STCB;

         WHEREAS, Sunrise and STCB (collectively, the "LESSORS") own or control, either directly or indirectly, the tangible and intangible operating assets, both real and personal, for the Stations other than the assets, including the FCC Licenses, acquired by Licensee this date (the "STATION ASSETS"); and

         WHEREAS, the parties desire to set forth their respective rights and obligations with respect to the lease of the Station Assets by Lessors to Licensee for use in connection with the operation of the Stations.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                            ARTICLE 1 - DEFINITIONS

         1.1 DEFINITIONS. Except as otherwise defined herein, the following terms shall have the following meanings when used in this Lease:

         "ACT" means the Communications Act of 1934 and any rules, regulations or policies promulgated thereunder, each as amended or modified from time to time.

         "AFFILIATE" means, with respect to any Person, any other Person controlled by, controlling, or under common control with such Person, with "control," for such purposes, meaning the ownership of stock, partnership or other equity interests conferring the power to direct, or to elect a majority of the directors or similar Persons empowered to direct, the business of a Person.

         "APPLICABLE LAW" means any applicable law, regulation, rule, writ, injunction, ordinance, franchise, decree, determination, award, permit, license, authorization, requirement, ruling, order or decision of, or by, a Governmental Authority, including FCC Licenses and Permits.

         "ARBITRATION NOTICE" has the meaning ascribed thereto in Section 8.1.

         "ARBITRATION RULES" has the meaning ascribed thereto in Section 8.1.

         "ASSET PURCHASE AGREEMENT" means that certain Amended and Restated Asset Purchase Agreement dated as of the date hereof by and between STCB and STC License Company, as sellers, and Smith Television of North Dakota, Inc. and STND, as buyers.

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         "CASH" means Stations' net cash available after the payment of
Stations' cash expenses and customary reserves for anticipated cash expenses.

         "CLAIMING PARTY" has the meaning ascribed thereto in Section 8.1.

         "CLAIMS" has the meaning ascribed thereto in Section 7.1.

         "CONTRACT" means any contract, agreement, commitment or understanding, whether written or oral.

         "DAMAGES" has the meaning ascribed thereto in Section 7.1.

         "DISPUTES" has the meaning ascribed thereto in Section 8.1.

         "EFFECTIVE DATE" has the meaning ascribed thereto in the preamble of this Lease.

         "FCC" has the meaning ascribed thereto in the Recitals of this Lease.

         "FCC LICENSES" means all licenses, permits and other authorizations issued by the FCC with respect to the ownership, operation or construction of the Stations and all auxiliary broadcast and satellite earth station facilities used in the operation of the Stations (but not including any Permits).

         "GOVERNMENTAL AUTHORITY" means (i) the United States of America, (ii) any state or commonwealth of the United States of America and any political subdivision thereof (including counties, municipalities and the like) or (iii) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

         "LEASE" has the meaning ascribed thereto in the preamble of this Lease.

         "LESSORS" has the meaning ascribed thereto in the Recitals of this Lease.

         "LESSORS INDEMNITEE" has the meaning ascribed thereto in Section 7.1.

         "LICENSEE" has the meaning ascribed thereto in the preamble of this Lease.

         "LICENSEE INDEMNITEE" has the meaning ascribed thereto in Section 7.2.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, restriction or encumbrance of any kind, whether statutory or otherwise, in respect to such asset.

         "LMA" has the meaning ascribed thereto in Section 2.9.

         "PERMIT" means any license, permit or other authorization (other than an FCC License) granted or issued by a Governmental Authority, which is necessary to the conduct of the business or operations of the Stations.

         "PERSON" means any human being, organization, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, association, Governmental Authority or other legal entity.

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         "PUT AND OPTION AGREEMENT" means that certain Put and Option Agreement dated as of the date hereof by and between STCB and STC License Company, on one hand, and Smith Television of North Dakota, Inc. and STND, on the other hand.

         "REPRESENTATIVES" has the meaning ascribed thereto in Section 4.1.

         "STATION ASSETS" has the meaning ascribed thereto in the Recitals of this Lease.

         "STATIONS" has the meaning ascribed thereto in the Recitals of this Lease.

         "STCB" has the meaning ascribed thereto in the preamble of this Lease.

         "SUBSIDIARY" means, with respect to any Person, any other Person of which such first Person owns the majority of the economic interest in such Person or owns or has the power to vote, directly or indirectly, securities representing a majority of the votes ordinarily entitled to be cast for the election of directors or other governing Persons.

         "SUNRISE" has the meaning ascribed thereto in the preamble of this Lease.

         "TERM" means the term of this Lease which shall commence on the Effective Date and, unless otherwise earlier terminated in accordance with the terms hereof, shall expire in accordance with the terms of Section 2.1.

         1.2 ADDITIONAL TERMS. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references to "party" and "parties" shall be deemed references to the parties to this Lease unless the context shall otherwise require. All references to Articles or Sections shall be deemed references to Articles or Sections of this Lease, unless the context shall otherwise require. All references herein to Exhibits shall be deemed to be references to the Exhibit(s) attached to this Lease. The terms "this Lease", "hereof", "hereunder" and similar expressions refer to this Lease as a whole and not to any particular Article or Section or other portion hereof and include any amendments, modifications or supplements hereto. The conjunction "or" shall be understood in its inclusive sense (and/or).

         1.3 HEADINGS. The division of this Lease into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Lease.

                     ARTICLE 2 - LEASE AND RELATED MATTERS

         2.1 TERM. Unless earlier terminated as provided herein, the Term of this Lease shall continue until the earlier of (i) the closing of Licensee's parent company's purchase of the Stations' Assets pursuant to the Asset Purchase Agreement, other than the FCC Licenses and the other assets acquired by Licensee this date; and (ii) the closing of Lessors' purchase of the Stations' FCC Licenses pursuant to the Put and Option Agreement.

         2.2 LEASE. Lessors hereby lease, license or sublet to Licensee, and Licensee hereby leases, licenses or sublets from Lessors, at any time and from time to time during the Term, all Station Assets, to the extent such Station Assets are required to be used by Licensee in the operation of the Stations, subject to and upon the terms and conditions of this Lease.

         2.3      LEASE PAYMENTS.

                  (a) During the Term, Licensee shall pay Lessors rent in an amount equal to the Stations' Cash. Payment of such rent shall be made by Licensee to Lessors through Lessors' sweep of the Cash from Stations' accounts into the Lessors' account in its capacity as Licensee's financial services agent pursuant to Section 2.8 in a manner consistent with Stations' past practices. Licensee shall have no control over Lessors' accounts.

                  (b) Personal property taxes assessed on any of the Station Assets during the Term shall be paid by Lessors to the appropriate taxing authority, and Lessors shall file all required property tax returns and reports concerning the Station Assets with all appropriate governmental agencies.

         2.4      MAINTENANCE AND USE OF STATION ASSETS.

                  (a) Licensee shall use the Station Assets only to broadcast programming on and to operate the Stations.

                  (b) The Station Assets will, to the extent used by Licensee throughout the Term, be used in all material respects in accordance with the FCC Licenses, the Act and all applicable FCC rules and policies. Licensee may not, without Lessors' prior written consent, make alterations in, modifications to, or material additions to the Station Assets.

                  (c) Licensee shall not use or permit the Station Assets to be used in any manner or for any purpose for which the Station Assets are not designated or reasonably suitable. Licensee shall comply with all laws, rules and regulations of Governmental Authorities concerning the operation of the Station Assets.

                  (d) During the Term, Licensee shall continue to operate the Stations in the usual and ordinary course of business consistent with past practices.

                  (e) Licensee shall maintain the Station Assets in customary repair, maintenance and condition, except for normal wear and tear, and shall repair or replace, consistent with the ordinary course of business in accordance with past practices, any Station Asset that may be damaged or destroyed. Lessors shall be responsible for all expenditures necessary to maintain the Station Assets in accordance with this Section 2.4(e), except to the extent caused by the negligence of Licensee or its employees.

         2.5 COMPLIANCE WITH FCC LICENSES. Notwithstanding anything in this Lease to the contrary, Licensee shall continue to be the licensee of all FCC Licenses and shall at all times during the Term retain control over the programming and operation of the Stations, control over the finances and budgets of the Stations, and the selection and termination of personnel. Licensee shall also retain ultimate responsibility for compliance with the rules, regulations and policies of the FCC and the terms of the Act. Licensee hereby expressly agrees that it will take no action (a) which would be a material violation of any FCC License, (b) which could reasonably be expected to have the effect of causing the cancellation, revocation or modification in any adverse way of any FCC License, or (c) which could be expected to otherwise impair the maintenance in good standing or renewal of any FCC License.

         2.6 DELIVERY OF NOTICES OF PROCEEDINGS. Licensee shall promptly notify the Lessors of (a) any proceedings instituted by, in or before any Governmental Authority, including the FCC, (b) any notices of default received by Licensee with respect to alleged defaults under or violations of any FCC

Licenses, Permits or any material Contracts or alleged defaults with respect to any evidence of material indebtedness or any mortgage, indenture or other agreement relating thereto or (c) any material adverse change in the condition, financial or otherwise, of the Stations.

         2.7 EMPLOYEES. During the Term, Lessors shall make available to Licensee without charge all of Lessors' employees located at the Stations, and such employees shall carry out their functions in connection with the operation of the Stations under Licensee's ultimate supervision and control. Lessors shall be responsible for such employees' salaries, payroll processing, benefits, and benefit programs and processing.

         2.8 FINANCIAL SERVICES. During the Term, Lessors shall provide accounting and financial services to Stations without charge therefor, and Licensee hereby appoints Lessors as its agents to provide day-to-day accounting services to the Stations under the direction and control of Licensee. Such services shall include, without limitation, traffic, billing, collections and disbursements on behalf of Licensee in respect of the Stations.

         2.9 LMA. In the event of and upon the exercise of the Put Right or the Option Right pursuant to the Put and Option Agreement, Lessors and Licensee shall enter into a customary local programming and marketing agreement ("LMA") on mutually agreeable terms and conditions, whereby Lessors will program the Stations for the period from and after the exercise of the Put Right or the Option Right until the Put/Option Closing (as defined in the Put and Option Agreement). The LMA shall, among other things, provide that the Lessors, as programmer of the Stations under the LMA, shall be entitled to and shall receive the Stations' working capital, including cash, cash equivalents and accounts receivable, in existence as of the date of the exercise of the Put Right or the Option Right and created thereafter. The form of the LMA shall be agreed upon by Lessors and Licensee within ten (10) business days after the date hereof and shall be attached hereto as an exhibit. The parties shall simultaneously agree on any amendments to this Lease that may be necessary or appropriate effective as of the LMA commencement date, and such amendments shall also be attached hereto as an exhibit.

         2.10 ALLOCATION OF INCOME AND EXPENSES. For accounting purposes, the income and expenses arising out of or resulting from the operation of the Stations through 12:01 AM on April 1, 2002, shall be for the account of Lessors and thereafter for the account of Licensee, provided that any Cash received by Licensee in respect of the Stations' operations shall be applied toward rent pursuant to Section 2.3 hereof.

            ARTICLE 3 - LICENSEE'S AUTHORITY AND LIMITATIONS THEREON

         3.1      LICENSEE'S AUTHORITY AND LIMITATIONS.

                  (a) Licensee shall not knowingly, after due inquiry, take or fail to take any action which violates or would violate (upon notice, the passage of time, or otherwise): (i) any Applicable Laws relating to the Stations; (ii) any material agreement, arrangement or undertaking to which Licensee, a Lessor or any of their Subsidiaries is a party; (iii) any Permit or FCC License granted to Licensee or any of its Subsidiaries in connection with its ownership and operation of the Stations without regard to Licensee's actual knowledge thereof; or (iv) any judicial or administrative order or decree to which Licensee, a Lessor or any of their Subsidiaries is subject or by which any of Licensee's, the Lessors' or any such Subsidiary's properties or assets is bound.

                  (b) The Licensee shall not, without obtaining the prior written consent of the Lessors, take any of the following actions:


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                           (i)      sublease, license, sublicense, or subject to
                  any lien, any of the Station Assets or enter into any agreement with respect to the foregoing;

                           (ii) initiate by or on behalf of any of the Lessors or any of their Subsidiaries any action, suit, or proceeding whether civil, criminal, administrative, arbitrative, or investigative;

                           (iii) enter into any local marketing agreement, joint operating agreement, or joint sales agreement or any other similar agreement in respect of any Station that would be inconsistent with this Lease, the Asset Purchase Agreement or the Put and Option Agreement;

                           (iv) enter into any compromise, settlement, or adjustment of any claim, debt, liability, obligation, or judgment against any of the Lessors or any of their Subsidiaries in respect of any pending or threatened action, suit, or proceeding;

                           (v) engage in any transaction with Licensee or its Affiliates or Subsidiaries except in connection with Licensee's performance of its obligations hereunder;

                           (vi) increase the compensation of any employee of any of the Lessors or enter into any employment, deferred compensation, severance, consulting, non-competition, or other similar agreement with any such employee which is inconsistent with the Stations' usual and ordinary course of business consistent with past practices;

                           (vii) incur any indebtedness for borrowed money affecting the FCC Licenses other than as permitted by each credit agreement, indenture and financing arrangement to which any of the Lessors are a party;

                           (viii) eliminate or materially modify any of the Lessors' employee benefit plan or program other than in connection with the replacement of such employee benefit plan or program with a comparable employee benefit plan or arrangement;

                           (ix) incur or make any capital expenditures in excess of $25,000;

                           (x) enter into any programming or affiliation agreements, commitments or licenses that would be binding upon the Lessors or their successors and assigns; or

                           (xi)     amend or modify the FCC Licenses.

                       ARTICLE 4 - COVENANTS OF LICENSEE

         4.1      COVENANTS OF LICENSEE.

                  (a) Upon termination of this Lease, Licensee shall return to the Lessors as soon as practicable after the expiration or sooner termination of this Lease, all property of the Lessors or their respective Subsidiaries, as applicable, relating to the Stations, including all originals and all copies of documents, notes, computer discs, tapes, or other tangible information of any sort that Licensee has in its possession or under its custody or control that are the property of the Lessors or their respective Subsidiaries and will not retain any copies of such matter.

                  (b) Licensee shall hold, and shall use its commercially reasonable efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors, financial sources, financial institutions, and agents (the "REPRESENTATIVES") to hold, in confidence all confidential information concerning the Lessors and their respective Subsidiaries that is furnished or otherwise made available to Licensee or its Representatives in connection with the performance by Licensee of its obligations hereunder, except to the extent such information (i) was in the public domain through no fault of Licensee or its Representatives, or (ii) is required to be disclosed by law, rule or regulation or by judicial or administrative process or pursuant to the rules or regulations of any national stock exchange. If this Lease expires or is otherwise terminated, and to the extent commercially practicable, Licensee will destroy, and will use its commercially reasonable efforts to cause its Representatives to destroy, upon request of any of the Lessors, all documents and other materials, and all copies thereof, that were obtained by Licensee in connection with the performance of the services hereunder and that are subject to such confidence.

                  (c) None of Licensee nor any of its Representatives shall at any time during or after the Term have or claim to have any right, title, or interest in any trade name, trademark, service mark, or copyright belonging to or used or to be used by the Lessors or any of their respective Subsidiaries. Each of the Lessors or their respective Subsidiaries, as the case may be, now has and retains, and hereafter may have and retain, the sole and exclusive right in any and all such trade names, trademarks, service marks, and copyrights.

                  (d) The covenants contained in Sections 4.1(b), 4.1(c), and 4.1(d) shall (i) survive the expiration or sooner termination of the Term and shall continue to bind the parties hereto in accordance with the terms hereof, and (ii) be construed as covenants or agreements independent of any other provision of this Lease and the allegation or existence of any claim or cause of action of Licensee against the Lessors, whether predicated on this Lease or otherwise, shall not constitute a defense to the enforcement by the Lessors of such covenants.

                  (e) In the event of any breach or threatened breach of any of Sections 4.1(a), 4.1(b), and 4.1(c), Lessors shall be entitled to request from a court of competent jurisdiction the entry of a temporary restraining order upon notice to Licensee, as well as the entry of a preliminary injunction and a permanent injunction. Such right to an injunction shall be in addition to and not in limitation of any other rights or remedies the Lessors may have for damages or otherwise.

                   ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

         5.1 REPRESENTATIONS AND WARRANTIES BY EACH OF THE LESSORS. Each of the Lessors, jointly and severally, makes the following representations and warranties to Licensee, each of which is true and correct as of the date hereof.

                  (a) Each of the Lessors is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Lessors has the requisite power and authority to execute and deliver this Lease and all of the other agreements and instruments to be executed and delivered by such Lessors pursuant hereto, to consummate the transactions contemplated hereby and thereby and to comply with the terms hereof and thereof.

                  (b) The execution, delivery and performance of this Lease has been duly authorized and approved by all necessary action of each of the Lessors and do not require any further authorization or consent of such Lessors. This Lease is a legal, valid and binding agreement of each of the Lessors enforceable in accordance with its respective terms, except in each case as


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         such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity.

                  (c) Neither the execution and delivery by any of the Lessors of this Lease nor the consummation by any of the Lessors of any of the transactions contemplated hereby or thereby nor compliance by any of the Lessors with or fulfillment by any of the Lessors of the terms, conditions and provisions hereof or thereof will conflict with the Certificate of Incorporation or Bylaws of any of the Lessors or any Applicable Laws to which any of the Lessors is subject or require the approval, consent, authorization or act of, or the making by any of the Lessors of any declaration, filing or registration with, any third party or any Governmental Authority or violate, conflict with, result in any breach of, or constitute a default (or an event which, with notice or lapse of time, or both, would become a default) under, give any Person (including any of the Lessors) any right of termination or cancellation, any right to assert any remedy with respect to, or the right to cause the acceleration of the maturity of, any contract or agreement to which any of the Lessors is a party or by which its property is bound or cause the loss of any rights, advantages or privileges under or relating to such property or assets.

                  (d) There is no action, suit, proceeding or investigation pending or, to the knowledge of any of the Lessors, threatened against such Lessors which questions the validity of this Lease or the right of such Lessors to enter into it or to consummate the transactions contemplated hereby.

         5.2 REPRESENTATIONS AND WARRANTIES BY LICENSEE. Licensee makes the following representations and warranties to the Lessors:

                  (a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Licensee has the requisite power and authority to execute and deliver this Lease and all of the other agreements and instruments to be executed and delivered by Licensee pursuant hereto to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

                  (b) The execution, delivery and performance of this Lease has been duly authorized and approved by all necessary action of Licensee and do not require any further authorization or consent of Licensee. This Lease is a legal, valid and binding agreement of Licensee enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity.

                  (c) Neither the execution and delivery by Licensee of this Lease nor the consummation by Licensee of any of the transactions contemplated hereby or thereby nor compliance by Licensee with or fulfillment by Licensee of the terms, conditions and provisions hereof or thereof will conflict with the Certificate of Incorporation or Bylaws of Licensee or any Applicable Laws to which Licensee is subject or require the approval, consent, authorization or act of, or the making by Licensee of any declaration, filing or registration with, any third party or any Governmental Authority or violate, conflict with, result in any breach of, or constitute a default (or an event which, with notice or lapse of time, or both, would become a default) under, give any Person (including Licensee) any right of termination or cancellation, any right to assert any remedy with respect to, or the right to cause the acceleration of the maturity of, any contract or agreement to which Licensee is a party or by which its property is bound or cause the loss of any rights, advantages or privileges under or relating to such property or assets.

                  (d) There is no action, suit, proceeding or investigation pending or, to the knowledge of Licensee, threatened against Licensee which questions the validity of this Lease or the right of Licensee to enter into it or to consummate the transactions contemplated hereby.

         5.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Lessors and Licensee in this Lease shall survive for a period of one year after the date of the termination of this Lease.

                            ARTICLE 6 - TERMINATION

         6.1 TERMINATION OF LEASE. If not otherwise earlier terminated, this Lease may be terminated upon the occurrence of any of the following:

                  (a) by Licensee upon a material breach of this Lease by any of the Lessors, or by either of the Lessors upon a material breach of this Lease by Licensee, provided that such breach is not cured by the breaching party within thirty (30) days of written notice of such breach from the non-breaching party; or

                  (b) the mutual, written consent of each of the parties hereto.

         6.2 EFFECT OF TERMINATION. Upon termination of this Lease in accordance with Section 6.1, except for Section 4.1, this Section 6.2, and Articles 7 and 8, which shall survive the termination of this Lease, this Lease shall be null and void, and no party hereto or any of its officers, directors, stockholders, employees, agents, consultants, or other Affiliates shall have any rights, obligations or liabilities hereunder or in respect hereof; provided, however, that nothing contained in this Section 6.2 shall relieve any party from liability for any breach of any representation or warranty or failure to comply with any covenant or agreement contained herein except in the case of a termination under Section 6.1(b).

                          ARTICLE 7 - INDEMNIFICATION

         7.1 INDEMNIFICATION BY LICENSEE. Licensee will indemnify and hold harmless the Lessors, their Affiliates and all officers, directors, employees, stockholders, partners, members and agents of the Lessors and their Affiliates (individually, a "LESSORS INDEMNITEE") from and against any and all claims, demands, costs, damages, losses, liabilities, joint and several, expenses of any nature (including reasonable attorneys', accountants' and experts' fees and disbursements), judgments, fines, settlements and other amounts (collectively, "DAMAGES") arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (collectively, "CLAIMS") in which a Lessors Indemnitee may be involved or threatened to be involved, as a party or otherwise, arising out of (a) Licensee's gross negligence or willful misconduct in the performance of its obligations under this Lease and the operation of the Stations, (b) claims for libel, slander, illegal competition or trade practice, infringement of trademarks, trade names, or program titles, violation of rights of privacy, and infringement of copyrights and proprietary rights resulting from Licensee's gross negligence or willful misconduct in programming on the Stations, and (c) Licensee's conduct of its obligations as the FCC licensee of the Stations which causes any impairment of the FCC Licenses or the assignability thereof.

         7.2 INDEMNIFICATION BY LESSORS. Lessors will indemnify and hold harmless Licensee, its Affiliates and all officers, directors, employees, stockholders, partners, members and agents of the Licensee and its Affiliates (individually, a "LICENSEE INDEMNITEE") from and against any and all

Damages arising from any and all Claims in which a Licensee's Indemnitee may be involved or threatened to be involved, as a party or otherwise, arising out of Lessors' gross negligence or willful misconduct in the performance of their obligations under this Lease.

         7.3 LIMITATION ON LIABILITY. Notwithstanding anything contained herein to the contrary, no party shall be liable to another party for any incidental, indirect, special, punitive, exemplary or consequential loss or damages arising out of, or in connection with, indirect or consequential loss, damage, cost or expense suffered or incurred by such other party as a result of a breach of any representation or warranty made to such other party or a breach of any covenant or agreement made by such party to such other party in this Lease, whether such liability arises out of contract, tort (including negligence), strict liability, stature or otherwise, and each party releases the other parties from such liability.

                           ARTICLE 8 - MISCELLANEOUS

         8.1      ARBITRATION.

                  (a) All disputes between the parties hereto relating to this Lease other than any disputes that seek injunctive or other equitable relief ("DISPUTES") shall be resolved by arbitration in accordance with this Article 8. This Lease to arbitrate as set forth in this Article 8 shall survive the termination of this Lease. All arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "ARBITRATION RULES") as then in force except as otherwise provided herein. The decision of the arbitrators shall be final and binding on the parties. All arbitration shall be undertaken pursuant to the Federal Arbitration Act, where applicable, and the decision of the arbitrators shall be enforceable in any court of competent jurisdiction pursuant to the Federal Arbitration Act.

                  (b) To submit a Dispute to arbitration, the party seeking arbitration (the "CLAIMING PARTY") shall furnish the other party and the American Arbitration Association with a notice (the "ARBITRATION NOTICE") containing: (i) the name and address of such Claiming Party;
         (ii) a reasonably detailed description of the Dispute and the amount of, and basis for damages (or other requested relief) relating to or arising out of such Dispute; (iii) the Claiming Party's intent to commence arbitration proceedings under this Lease; and (iv) the other information required under the Federal Arbitration Act and the Arbitration Rules.

                  (c) In any Dispute where a party seeks One Hundred Thousand Dollars ($100,000) or more in damages, three arbitrators shall be employed. Within ten (10) days after delivery of the Arbitration Notice, the Claiming Party and the other party shall jointly select three independent arbitrators from the list of the American Arbitration Association's National Panel of Commercial Arbitrators. If the parties cannot agree upon the panel of arbitrators within such 10-day period, the American Arbitration Association shall select a panel of three independent arbitrators from the list. If the Claiming Party seeks less than One Hundred Thousand Dollars ($100,000) in damages, one independent arbitrator shall be selected by the American Arbitration Association.

                  (d) The costs and expenses of any arbitration proceeding, including the arbitrators' fees and expenses, shall be borne and may be specified in the arbitration award; provided, however, that if such arbitration award does not specify which party should bear any such cost or expense, such cost or expense shall be borne equally by the parties hereto. The arbitration proceedings shall take place in New York City, New York. In resolving all Disputes, the arbitrators shall apply the law of the State of New York without regard to the choice of law provisions thereof. The arbitrators are by this Lease directed to conduct the arbitration hearing no later than two (2) months from the service of the Arbitration Notice unless good cause is shown establishing that the hearing cannot fairly and practically be so convened.

                  (e) Parties shall be entitled to conduct document discovery by requesting production of documents. Responses or objections shall be served twenty (20) days after receipt of a request. The arbitrators shall resolve any discovery disputes by such pre-hearing conferences as may be needed. All parties agree that the arbitrators and any counsel of record to the proceeding shall have the power of subpoena process as provided by Applicable Law.

         8.2 NO PARTNERSHIP OR JOINT VENTURE. Nothing in this Lease shall be construed as establishing a partnership or joint venture relationship by and among Licensee and the Lessors.

         8.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by facsimile transmission (receipt confirmed telephonically), mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by nationally recognized courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Sunrise, to the independent members of Sunrise's Board as constituted from time to time. Until notice is otherwise provided by Sunrise to the contrary, such Board members are:

                                    Dr. William Cunningham
                                    University of Texas at Austin
                                    P.O. Box E
                                    Austin, Texas 78713
                                    Facsimile No.: 512-232-7541

                                    and

                                    William S. Banowsky, Jr.
                                    600 Congress Avenue, Suite 1400
                                    Austin, Texas 78701
                                    Facsimile No.: 512-340-7849

                  With a copy (which shall not constitute notice) to:

                                    Weil, Gotshal & Manges LLP
                                    100 Crescent Court, Suite 1300
                                    Dallas, TX 75201
                                    Attention: Jeffrey B. Hitt, Esq.
                                    Facsimile: 214-746-7777

                  If to STCB, to the independent members of STCB's Board as constituted from time to time. Until notice is otherwise provided by STCB to the contrary, such Board members are:

                                    Dr. William Cunningham
                                    University of Texas at Austin
                                    P.O. Box E
                                    Austin, Texas 78713
                                    Facsimile No.: 512-232-7541

                                    and

                                    William S. Banowsky, Jr.
                                    600 Congress Avenue, Suite 1400
                                    Austin, Texas 78701
                                    Facsimile No.: 512-340-7849

                  With a copy (which shall not constitute notice) to:

                                    Weil, Gotshal & Manges LLP
                                    100 Crescent Court, Suite 1300
                                    Dallas, TX  75201
                                    Attention: Jeffrey B. Hitt, Esq.
                                    Facsimile No.: 214-746-7777

                  If to Licensee:

                                    Smith Television of North Dakota
                                    License Holdings, Inc.
                                    720 2nd Avenue South
                                    St. Petersburg, Florida  33701
                                    Attention: Robert N. Smith
                                    Facsimile No.: 727-821-8092

                  With a copy (which shall not constitute notice) to:

                                    Hogan & Hartson LLP
                                    8300 Greensboro Drive
                                    McLean, Virginia 22102
                                    Attention: Richard T. Horan, Jr., Esq.
                                    Facsimile: 703-610-6200

         8.4 BENEFIT AND BINDING EFFECT. No party hereto may assign this Lease without the prior written consent of the other parties, except as provided in the immediately following sentence. Licensee shall have the right to assign this Lease without obtaining the consent of the other parties hereto if such assignment is to a Subsidiary of Licensee, provided that such assignment shall not relieve Licensee of any of its obligations under this Lease. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8.5 GOVERNING LAW. This Lease shall be governed by the laws of the State of New York (without giving effect to the principles of conflicts of law).

         8.6 ENTIRE AGREEMENT; AMENDMENTS. This Lease represents the entire understanding and agreement between the Lessors and Licensee with respect to the specific subject matter hereof. This Lease cannot be amended or modified except by an agreement in writing which makes specific reference to this Lease and which is signed by the party against which enforcement of any such amendment or modification is sought.

         8.7 FURTHER ASSURANCES. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Lease or that may be reasonably requested by any other party hereto. Each party will cooperate with the other parties and provide any assistance reasonably requested by any other party to effectuate the terms of this Lease.

         8.8 SEVERABILITY. If any provision of this Lease or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent by any court of competent jurisdiction, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by Applicable Law.

         8.9 COUNTERPARTS. This Lease may be signed in counterparts, each of which shall be deemed to be an original but which, when taken together, shall constitute one and the same instrument. Facsimile signature pages of this Lease shall be valid and binding as original signatures and when the same are delivered by each party to the other parties, such delivery shall be considered an agreement of the respective parties to fully execute and deliver to one another originally signed copies of this Lease.

         8.10 WAIVER. The waiver by the Lessors or Licensee of any breach of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. No covenant, term or condition of this Lease shall be deemed to have been waived by the Lessors or Licensee, unless such waiver is in writing and is signed by the party against whom such waiver is asserted.

         8.11 TERMINATION OF MANAGEMENT SERVICES AGREEMENT. Upon the execution and delivery of this Lease, the Management Services Agreement dated as of January 7, 2002, by and among Sunrise, STCB, STC License Company and Smith Broadcasting Group, Inc., shall immediately terminate.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Lease has been executed by the parties hereto as of the date first above written.



SUNRISE TELEVISION CORP.



By: /s/ David A. Fitz
-------------------------------------------
Name: David A. Fitz
Title: Executive Vice President and
       Chief Financial Officer



STC BROADCASTING, INC.



By: /s/ David A. Fitz
-------------------------------------------
Name: David A. Fitz
Title: Executive Vice President and
       Chief Financial Officer



SMITH TELEVISION OF NORTH DAKOTA
  LICENSE HOLDINGS, INC.



By: /s/ Robert N. Smith
-------------------------------------------
Name: Robert N. Smith
Title: President

Solely for the purposes of agreeing to be bound by the provisions of Section
8.11 of the Lease:



SMITH BROADCASTING GROUP, INC.



By: /s/ Robert N. Smith
-------------------------------------------
Name: Robert N. Smith
Title: President



STC LICENSE COMPANY



By: /s/ David A. Fitz
-------------------------------------------
Name: David A. Fitz
Title: Executive Vice President and
       Chief Financial Officer

                                    EXHIBIT A

                                List of Stations

KVLY-TV, Fargo, North Dakota

KFYR-TV, Bismarck, North Dakota

and the following three satellite stations of KFYR-TV:

KMOT-TV licensed to Minot, North Dakota

KUMV-TV licensed to Williston, North Dakota

KQCD-TV licensed to Dickinson, North Dakota